COLLATERAL ASSIGNMENT OF NOTES AND DOCUMENTS

THIS ASSIGNMENT, Made as of the 23 day of October, 2017, from SHEPHERD’S FINANCE, LLC, a Delaware limited liability company (“Borrower”), to PAUL SWANSON (the “Lender”).

WITNESSETH:

WHEREAS, Lender and Borrower have entered into a line of credit agreement dated of even date herewith (the “Loan Agreement”), providing for a revolving line of credit in a principal amount not to exceed $4,000,000 (the “Loan”) for the Borrower to use for certain business purposes, which is evidenced by a promissory note of even date herewith, made and delivered by the Borrower to the Lender;

WHEREAS, the Borrower has agreed, pursuant to the Loan Agreement to assign as collateral for extending the Loan certain notes and other collateral and related documents evidencing loans made by the Borrower.

NOW, THEREFORE, the Borrower, for good and valuable consideration, and intending to be legally bound, hereby absolutely and unconditionally transfers and assigns to Lender, WITH RECOURSE, and hereby creates in favor of Lender a security interest under the Uniform Commercial Code of Florida in and to, the entire interest of the Borrower in, to and under the “Notes and Collateral Documents” (as defined below), whether now executed or executed hereafter, together with all of the Borrower’s right, title and interest in and to, and arising from the Notes and Collateral Documents.

“Notes and Collateral Documents” shall include, but not be limited to those certain documents and items received by Borrower from its borrowers when such loans are made, and any other documents received in connection with the making of such loans, on which a Loan Advance has been requested by Borrower or made to Borrower by Lender, pursuant to the Loan Agreement.

Borrower shall deliver via overnight courier the Notes and Collateral Documents to R. Scott Summers, PLLC, 69 Clay Street, Suite 201, Morgantown, WV 26505 (the “Custodian”) prior to any Loan Advance as defined in the Loan Agreement being made pertaining to such Notes and Collateral Documents, with an assignment to the Lender of all recorded security instruments (i.e. Mortgage and/or Assignment of Leases and Rents) in satisfactory and recordable form, duly executed and acknowledged by Borrower. Such assignments will not be recorded by the Lender, unless an Event of Default (as defined in the Loan Agreement) exists.

This Assignment is made by the Borrower for the purpose of securing the performance by Borrower of its obligations under the Loan Agreement, including but not limited to the payment of all sums payable under or pursuant to the notes, instruments, documents and agreements securing, evidencing or otherwise pertaining to the Loan.

The Borrower represents and warrants to Lender as follows, as of the date hereof and upon each request for an advance for a draw on the Loan to be secured by the Notes and Collateral Documents: (a) the Borrower has not assigned or pledged, or created any liens, encumbrances or security interests on, and hereby covenants that it will not assign or pledge, or created any liens, encumbrances or security interests on (other than to Lender), so long as this Assignment shall remain in effect, any of its right, title or interest under, in or to the Notes and Collateral Documents to anyone other than the Lender; (b) all sums required to be advanced or paid by the Borrower under the terms of the Notes and Collateral Documents have been paid; and (c) the Notes and Collateral Documents, as delivered to the Custodian have not been modified, amended or supplemented and are in all respects in full force and effect and enforceable in accordance with their respective terms.

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Risk of physical loss of any of the original documents transferred hereunder shall be borne by the Borrower until receipt by the Custodian via the overnight courier.

The rights and remedies of Lender hereunder are cumulative and not exclusive of any rights or remedies which it would have under any of the other documents evidencing, securing or otherwise pertaining to the Loan, at law or in equity.

This Assignment shall be binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Lender and Lender’s heirs, personal representatives, successors and/or assigns.

IN WITNESS WHEREOF, the undersigned has caused this instrument of Assignment to be executed the date first above written.

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Its:	Chief Executive Officer

STATE OF Florida:

COUNTY OF Duval:

The foregoing instrument was acknowledged this 23 day of October, 2017, by DANIEL M. WALLACH, the Chief Executive Officer of SHEPHERD’S FINANCE, LLC, a Delaware limited liability company, for and on behalf of said limited liability company.

{Seal}	/s/ Shannon R. Lee
NOTARY PUBLIC

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